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                                                                                                                    Exhibit 10.1



                                                        EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (this "Agreement") has been executed this 26th day of May, 2006, to be effective as of December
20, 2005 (the "Commencement Date"), by and between SUNCOM WIRELESS MANAGEMENT COMPANY, INC., a Delaware corporation (the "Company"), and ERIC HASKELL ("Executive").

                                                         W I T N E S S E T H:


         WHEREAS, the Company and its affiliates (collectively and including any entities that becomes affiliates after the
Commencement Date, the "SunCom Group") are engaged in the business of providing wireless telecommunication services in the southeastern United States and Puerto Rico (the "Business"); and

         WHEREAS, the Company has been organized to provide management services to the members of the SunCom Group; and

         WHEREAS, from November 6, 2003 through the present, Executive has been a member of the Board of Directors (the "Board") of
SunCom Wireless Holdings, Inc., the ultimate parent entity of the SunCom Group ("SunCom"); and

         WHEREAS, the Company and Executive have agreed to enter into this Agreement to set forth the terms and conditions of
Executive's employment with the Company from and after the Commencement Date.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

         1.       Employment.

                  (a)      Agreement to Employ.  Upon the terms and subject to the conditions of this Agreement, the Company hereby employs Executive, and Executive hereby accepts employment by the Company.

                  (b)      Employment Period.  The initial term (the "Initial Term") of Executive's employment shall be for the periodcommencing on the Commencement Date and ending on February 3, 2007 (the "Expiration Date").  Notwithstanding the foregoing, unlessthis Agreement shall have been earlier terminated in accordance with the provisions of Paragraph 6(a), the term of this
Agreement will be extended automatically commencing on the Expiration Date for successive sixty (60) day terms (each, a "Renewal
Term") unless either party elects to terminate this Agreement by providing written notice to the other party (x) at least sixty
(60) days prior to the expiration of the Initial Term or (y) at least sixty (60) days prior to a proposed termination date at anytime following the Initial Term.  As used herein, the term "Employment Period" shall mean the Initial Term plus any Renewal
Terms as provided above.

         2.       Position and Duties.  During the Employment Period, Executive shall serve as the Executive Vice President and
Chief Financial Officer of the Company and the parties intend that the Executive be appointed to and shall serve in such position with respect to each other member of the SunCom Group (without additional compensation) and be responsible for the duties set forth on Schedule I, reporting directly to the Chairman and Chief Executive Officer of the Company.  During the Employment Period,
except as set forth herein, Executive shall devote his business time to the services required of him hereunder, except for vacation time and reasonable periods of absence due to sickness, personal injury or other disability.  Notwithstanding the foregoing, nothing contained herein shall preclude Executive from: (i) serving on the board of directors and related committees of
Metropolitan Health Networks, Inc. and Indus International, Inc. (ii) serving on the board of directors and as Finance Chair of the
Philadelphia Ronald McDonald House; (iii) serving on the board (or comparable governing body) of, or working for, any charitable or community organization or any trade association; and (iv) pursuing his personal financial and legal affairs.  The Company will reasonably cooperate with Executive to accommodate any scheduling conflicts arising from his non-Company related activities.

         3.       Compensation.

                  (a)      Base Salary.  As of the Commencement Date, the Company shall pay to Executive an annual salary of
$285,000.  Executive's annual base salary payable hereunder, is referred to herein as "Base Salary."  The Company shall pay
Executive his Base Salary in equal bi-weekly installments or in such other installments as the Company pays other similarly situated senior officers of the Company.

                  (b)      Annual Bonus.  For each calendar year or part thereof during the Employment Period (other than 2005),
Executive shall be eligible to receive an annual performance-based bonus in an amount and in the manner determined pursuant to
Schedule II.  Any bonuses payable under this Paragraph 3(b) shall be paid to Executive at the same time as bonuses are paid to other executive officers of the Company, but in no event later than ninety (90) days after the close of the Company's fiscal year for which the bonus is payable.

                  (c)      Director Compensation.  Except as otherwise provided under Section 4(d) below, during the Employment
Period, Executive shall not be eligible for or entitled to accept any compensation related to Executive's participation on the
Board.

         4.       Benefits; Perquisites; Expenses; Stock Awards.

                  (a)      Benefit Plans.  During the Employment Period, Executive shall be eligible to participate in any benefit plan sponsored or maintained by the Company for the benefit of its group of senior officers, including, without limitation, any group life, Flexible Spending Account, medical, disability insurance or similar plan or program of the Company, whether now existing or established hereafter, to the extent that Executive is eligible to participate in any such plan under the generally applicable provisions thereof.

                  (b)      Perquisites.  Executive shall be entitled to up to five (5) weeks paid vacation annually in accordance with the Company's policies and practices.  Executive shall also be entitled to receive such perquisites as are generally provided to other senior officers of the Company in accordance with the policies and practices of the Company, including reimbursement for the cost of tax advisory, preparation and related services provided by Executive's accountants; provided that the cost to the
Company in connection therewith shall not exceed $5,000 per annum.

                  (c)      Business Expenses.  The Company shall pay or reimburse Executive for all reasonable expenses incurred or paid by Executive during the Employment Period in performance of Executive's duties hereunder; provided Executive shall account for and substantiate all such expenses in accordance with the Company's policies for reimbursement of the expenses of its senior officers.

                  (d)      Stock Awards.  Executive has received certain stock awards under the SunCom Directors' Stock and
Incentive Plan (the "Directors' Plan") and such shares shall continue to vest during the Employment Period in accordance with the terms and conditions of the Directors' Plan.  Executive has also received certain stock awards under the SunCom Stock and Incentive
Plan (the "Management Plan") and shall be eligible during the Employment Period to receive additional awards under the Management
Plan (or any successor thereto) as may be approved by the Compensation Committee of the Board from time to time.

         5.       Indemnification and Liability Insurance.

                  (a)      Indemnification.  The Company shall, to the maximum extent permitted by applicable law, its certificate of incorporation or its bylaws, indemnify Executive and hold Executive harmless against claims, judgments, fines, amounts paid in settlement, and reasonable expenses, including reasonable attorneys' fees, incurred by Executive in connection with the defense of any claim, action or proceeding in which he is a party by reason of his position with any member of the SunCom Group; provided such liability does not arise as a result of Executive's willful misconduct and/or gross negligence.  Executive shall notify the Company promptly upon learning of any claim, action or proceeding for which Executive intends to assert his right to indemnification under this Paragraph 5(a), and the Company shall have the right to control the defense of any such claim, action or proceeding on behalf of executive, including any decision regarding the terms (if any) of settlement of such claim, action or proceeding; provided that unless otherwise agreed to by Executive, any such settlement shall include statements that Executive does not admit any wrongdoing and the Company does not admit any wrongdoing on the part of Executive.  The Company shall not agree to any settlement of a claim, action or proceeding for which it is indemnifying Executive until it first has informed and consulted with Executive regarding the terms of such settlement, but the Company shall not require the consent of Executive to such settlement so long as the settlement complies with the immediately preceding sentence.  The indemnification obligations of the Company in this paragraph shall survive any termination of this Agreement.

                  (b)      Directors' and Officers' Liability Insurance.  Executive shall be covered by any directors' and officers'
liability insurance coverage maintained by any member of the SunCom Group.



         6.       Termination of Employment.

                  (a)      Early Termination of the Employment Period.  This Agreement may be terminated in any of the following manners:

                           (i)      Executive may voluntarily terminate employment with the Company at any time at the sole discretion of Executive upon sixty (60) days' prior written notice to the Company (a "Voluntary Termination").

                           (ii)     Executive may, upon written notice to the Company, terminate employment with the Company immediately at any time for Good Reason (as defined in Paragraph 6(e)), it being agreed that any such termination, although initiated by Executive, shall not constitute a Voluntary Termination.

                           (iii)    Executive's employment may, upon written notice to Executive, be terminated by the Company at any time without Cause (as defined in Paragraph 6(d)) at the sole discretion of the Company ("Without Cause").  The Company shall give Executive sixty (60) days' prior written notice if Executive is being terminated Without Cause.

                           (iv)     Executive's employment may be terminated by the Company at any time for Cause (as defined in
Paragraph 6(d)).

                           (v)      This Agreement shall terminate automatically upon Executive's death.

                           (vi)     The Company may, upon written notice to Executive, terminate this Agreement upon Executive's
Disability.  As used herein, the term "Disability" shall mean a medical determination that Executive suffers from illness or other physical or mental impairment that prevents Executive from substantially performing his duties for a period of sixteen (16)
consecutive weeks or longer during the Employment Period.  The determination of Executive's Disability shall be made by the Board of
Directors of the Company.  Executive shall cooperate fully with any physician or health care professional (the "Doctor") chosen by the Board of Directors, in its sole discretion, to review Executive's medical condition.  Executive shall cooperate with the Doctor by, among other things, executing any necessary releases to grant the Doctor full access to any and all of Executive's medical records, authorizing or requiring physicians and other healthcare professionals who have treated or dealt with Executive to consult with the Doctor and submitting to such physical examinations or testing as may be requested by the Doctor.


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

                  (b)      Benefits Payable Upon Termination.

                           (i)      Following the end of the Employment Period pursuant to any manner described in Paragraph 6(a), the Company shall pay to Executive (or, in the event of his death, his estate):

                                    (A)     any Base Salary earned, but unpaid, for services rendered to the Company on or prior to the date of Executive's termination of employment; and

                                    (B)     amounts that are vested or that Executive is otherwise entitled to receive under the terms of or in accordance with any plan, policy, practice or program of, or any contract or agreement with, the Company or any other member of the SunCom Group.

                           (ii)     In the event of a termination of Executive's employment pursuant to Paragraphs 6(a)(ii) (Good
Reason), 6(a)(iii) (Without Cause), 6(a)(v) (death), 6(a)(vi) (Disability) or by the Company by notice of non-renewal pursuant to
Paragraph 1(b), then Executive (or, in the event of his death, his estate) shall be entitled to receive, in addition to the benefits set forth in Paragraph 6(b)(1):

                                    (A)     a severance benefit in the amount of his Base Salary in effect on the date of such termination, payable over a 12-month period following the end of the Employment Period; and

                                    (B)     the amount of any annual bonus to which Executive would otherwise be entitled for the calendar year during which such termination occurs (prorated appropriately to reflect the portion of such year prior to such termination).

                           (iii)    In the event of a termination of Executive's employment pursuant to Paragraphs 6(a)(ii) (Good
Reason), 6(a)(iii) (Without Cause), 6(a)(v) (death) or 6(a)(vi) (Disability), that portion of any unvested shares of SunCom owned by
Executive on such date that were awarded to the Executive under the Management Plan or otherwise in his capacity as an employee of the Company that would have vested during the twelve (12) month period following the termination date shall vest immediately upon such termination provided that the Executive has ceased to provide services to the Company as a director as of the date of such termination.

                           (iv)     Notwithstanding anything in this Agreement or in any restricted stock award agreement issued to the Executive under the terms of the Management Plan, in the event that the Executive's employment is terminated for any reason other than for Cause, the Executive will continue to vest in the portion of any such awards that remain unvested as of the date of such termination of employment upon such dates as set forth in the related restricted stock award agreement (without regard to
Section 6(b)(iii) above) provided that the Executive continues to provide services to the Company or any other member of the SunCom
Group as a director.  In addition, during the Executive's continued service as a director following his termination of employment, awards issued under the Management Plan will be subject to acceleration of vesting or forfeiture of shares as if such awards had been issued under the Directors' Plan.

                  (c)      Timing of Payments.

                           (i)      Amounts payable pursuant to Paragraph 6(b)(i)(A), will be paid in a single lump sum as soon as practicable, but in no event more than 10 business days, following the end of the Employment Period.

                           (ii)     Vested benefits referred to in Paragraph 6(b)(i)(B) shall be payable in accordance with the terms of the plan, policy, practice, program, contract or agreement under which such benefits have accrued.

                           (iii)    Amounts payable pursuant to Paragraph 6(b)(ii)(A) will be paid according to the then current payroll schedule during such 12-month period.

                           (iv)     Amounts payable pursuant to Paragraph 6(b)(ii)(B) will be paid at the same time as bonuses are paid to other executive officers of the Company for the year during which Executive's termination occurs, but in no event later than ninety (90) days after the close of the Company's fiscal year for which the bonus is payable.

                           (v)      Notwithstanding the foregoing, in the event that any of the benefits described in Paragraph 6(b)
constitute "deferred compensation" payable to a "key employee" of a publicly-traded corporation pursuant to Section 409A of the
Internal Revenue Code of 1986, as amended, such benefits shall not be payable until six (6) month following Executive's separation from service.

                  (d)      Definition of Cause.  For purposes of this Agreement, the term "Cause" shall mean:

                           (i)      fraud against the Company or any other member of the SunCom Group;

                           (ii)     willful malfeasance or gross misconduct in connection with Executive's employment hereunder which has materially adversely affected the Company or any other member of the SunCom Group as determined by (A) a majority vote of the Board of Directors inclusive of the Chief Executive Officer and exclusive of the vote of Executive or (B) a vote of five (5)
out of the seven (7) directors (excluding the vote of Executive) in the absence of the Chief Executive Officer;

                           (iii)    material failure to perform Executive's duties for the Company or any other member of the
SunCom Group that is not cured by Executive within thirty (30) days after his receipt of written notice thereof from the Company;

                           (iv)     any refusal to implement or undertake the directives of the Board of Directors of the Company or the Chairman & Chief Executive Officer (that do not violate generally accepted business ethics) that is not cured by Executive within thirty (30) days after his receipt of written notice thereof from the Company;

                           (v)      engaging in conduct that causes material injury, monetary or otherwise, to the Company or any other member of the SunCom Group;



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


                           (vi)     engaging in conduct that reflects adversely on the Company or any other member of the SunCom
Group or adversely affects the Executive's ability to perform his duties hereunder;

                           (vii)    arrest for, indictment for, or being formally charged with, the commission of a felony or commission of a crime, whether or not a felony, involving Executive's duties for the Company or any other member of the SunCom Group or that may reflect unfavorably on the Company or any other member of the SunCom Group or bring Executive into public disrepute or scandal;

                           (viii)   violation of federal, state or local tax laws in any material respect;

                           (ix)     dependence on alcohol or drugs without the supervision of a physician or the illegal use, possession or sale of drugs;

                           (x)      theft, misappropriation, embezzlement or conversion of the assets or opportunities of the
Company or any other member of the SunCom Group;

                           (xi)     a material breach of the terms, covenants or representations of this Agreement that is not cured by Executive within thirty (30) days after his receipt of written notice thereof from the Company; or

                           (xii)    a material violation of policies of the Company or any other member of the SunCom Group that is not cured by Executive within thirty (30) days after his receipt of written notice thereof from the Company.

                  (e)      Definition of Good Reason.  For purposes of this Agreement, the term "Good Reason" means any of the following:

                           (i)      Executive is demoted or removed from any of his positions or offices as provided for under this
Agreement other than in accordance with the terms of this Agreement; or

                           (ii)     there is a material diminishment of Executive's responsibilities, duties or status as provided for under this Agreement, which diminishment is not rescinded within thirty (30) days after the date of receipt by the Board from
Executive of his written notice referring to this provision and describing such diminishment; or

                           (iii)    the Company fails to pay or provide when due (or there is a reduction in) Executive's Base
Salary, annual bonus or benefits as set forth in this Agreement, which failure is not cured (or which reduction is not corrected)
within ten (10) days after the receipt by the Board from Executive of his written notice referring to this provision and describing such failure (or reduction); or

                           (iv)     the SunCom Group relocates its principal offices to a location more than thirty (30) miles from its principal offices in Berwyn, Pennsylvania; or

                           (v)      any purported termination by the Company of Executive for Cause for any reason other than as set forth in Paragraph 6(d); or

                           (vi)     a Change of Control (as hereinafter defined) occurs; provided, however, that if a Change of
Control shall exist as a result of the circumstances set forth in Paragraph 6(f)(A) of the definition thereof, Executive agrees that he will, for a period of time equal to the greater of (A) one year after the date of the occurrence of such Change of Control and (B) the balance of the Employment Period remaining until the Expiration Date (such greater period of time being referred to herein as the "Change of Control Period"), defer his right to terminate this Agreement pursuant to Paragraph 6(a)(ii) and continue his employment hereunder on the terms and subject to the conditions contained in this Agreement; provided, further, however, that upon such subsequent termination of this Agreement by Executive after the expiration of the Change of Control Period (x) by
Executive for Good Reason or (y) by the Company Without Cause, the date of any such termination of this Agreement shall be deemed to be the date of the occurrence of the Change of Control for purposes of benefits to which Executive is entitled pursuant to
Paragraph 6(b); or

                  (f)      Definition of Change of Control.  For purposes of this Agreement, a "Change of Control" shall mean any transaction or event, or series of transactions or events, whether voluntary or involuntary, that results in, or as a consequence of which, any of the following events shall occur: (A) any individual, corporation, partnership, limited liability company, association, joint stock company, governmental authority, business trust or other legal entity (a "Person") shall acquire, directly or indirectly, Beneficial Ownership (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of more than fifty percent (50%) of the voting stock of SunCom, (B) any sale of all or substantially all of the assets of SunCom, or (C) persons constituting the members of the Board immediately prior to the initiation of a proxy contest shall cease to constitute a majority of the members of the Board upon the conclusion of such proxy contest.

         7.       Restrictive Covenants.

                  (a)      Non-Competition.  During Executive's employment with the Company and for a period of one (1) year following the termination of Executive's employment with the Company at any time and for any reason, Executive shall not, on
Executive's own behalf or on behalf of others, directly or indirectly (whether as an employee, consultant, investor, partner, sole proprietor or otherwise), be employed by, perform any services for, or hold any ownership interest in any business engaged in the business of selling personal communications services or personal communications handsets and accessories in the Territory
(as hereinafter defined).  The above notwithstanding, the following activities shall not be considered violations of this
Paragraph 7(a): (i) Executive's board memberships described in Paragraph 2(i) above; and (ii) Executive's ownership, for investment purposes, of up to one percent (1%) of the total outstanding equity securities of a publicly traded company.  As used herein, the


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term "Territory" shall mean (x) with respect to Executive's non-competition obligations during the Employment Period, the geographic areas in which any member of the SunCom Group (including the Company) does business during the Employment Period; and
(y) with respect to Executive's non-competition obligations during the one (1) year period following the Employment Period, the geographic areas in which any member of the SunCom Group (including the Company) is doing business as of the termination date of
Executive's employment with the Company.

                  (b)      Confidentiality.  Executive further agrees that both during Executive's employment with the Company and thereafter Executive will not disclose to any third party or use in any way (except in performing Executive's duties while employed by the Company in furtherance of the best interests of the Company) any confidential information, business secrets, or business opportunity of the Company, including without limitation, drawings, designs, blueprints, plans, marketing, advertising and promotional ideas and strategies, marketing surveys and analyses, technology, budgets, business plans, customer or supplier lists, research or financial, purchasing, planning, employment or personnel data or information.  Immediately upon termination of
Executive's employment or at any other time upon the Company's request, Executive will return to the Company (or the appropriate member of the SunCom Group) all memoranda, notes and data, and computer software and hardware, records or other documents compiled by Executive or made available to Executive during Executive's employment with the Company concerning the business of the Company or any other member of the SunCom Group, all other confidential information and all personal property of the Company or any other member of the SunCom Group, including without limitation, all drawings, designs, blueprints, plans, files, records, documents, lists, equipment, supplies, promotional materials, keys, phone or credit cards and similar items and all copies thereof or extracts therefrom.

                  (c)      Intangible Property.  Executive will not at any time during or after Executive's employment with the
Company have or claim any right, title or interest in any trade name, trademark, patent, copyright, work for hire or other similar rights belonging to or used by the Company or any other member of the SunCom Group and shall not have or claim any right, title or interest in any material or matter of any sort prepared for or used in connection with the business or promotion of the Company or any other member of the SunCom Group, whatever Executive's involvement with such matters may have been, and whether procured, produced, prepared, or published in whole or in part by Executive, it being the intention of the parties that Executive shall and hereby does, recognize that the Company now has and shall hereafter have and retain the sole and exclusive rights in any and all such trade names, trademarks, patents, copyrights (all Executive's work in this regard being a work for hire for the Company under the copyright laws of the United States), material and matter as described above.  If any work created by Executive is not a work for hire under the copyright laws of the United States, then Executive hereby assigns to the Company all rights, title and interests in each such work (including, but not limited to, copyright rights).  Executive shall cooperate fully with the Company during Executive's employment and thereafter in the securing of trade name, trademark, patent or copyright protection or other similar rights in the United States and in foreign countries and shall give evidence and testimony and execute and deliver to the
Company all papers requested by it in connection therewith.  Executive hereby irrevocably appoints the Company as Executive's attorney-in-fact (with a power coupled with an interest) to execute any and all documents which may be necessary or appropriate in the security of such rights, including but not limited to, any copyright in Executive's work.

                  (d)      No Solicitation of Employees.  Executive agrees that, both during Executive's employment with the Company and for a period of two (2) years following the termination of Executive's employment with the Company at any time and for any reason, Executive will not, directly or indirectly, on Executive's own behalf or on behalf of any other person or entity, hire or solicit to hire for employment or consulting or other provision of services, any person who is actively employed (or in the preceding six months was actively employed) by the Company.  This includes, but is not limited to, inducing or attempting to induce, or influencing or attempting to influence, any person employed by the Company to terminate his or her employment with the
Company.

                  (e)      Enforcement.  Executive acknowledges and agrees that the restrictions contained in this Paragraph 7 are necessary to prevent the use and disclosure of confidential information and to protect other legitimate business interests of the
Company.  Executive acknowledges that all of the restrictions in this Paragraph 7 are reasonable in all respects, including duration, territory and scope of activity.  Executive agrees that the restrictions contained in this Paragraph 7 shall be construed as separate agreements independent of any other provision of this Agreement or any other agreement between Executive and the
Company.  Executive agrees that the existence of any claim or cause of action by Executive against the Company shall not constitute a defense to the enforcement by the Company of the covenants and restrictions in this Paragraph 7.  Executive agrees that the injury the Company will suffer in the event of the breach or threatened breach by Executive of any clause of this Paragraph 7 will cause the Company irreparable injury that cannot be adequately compensated by monetary damages alone.  Therefore, Executive agrees that the Company, without limiting any other legal or equitable remedies available to it, shall be entitled to obtain equitable relief by injunction or otherwise, without the posting of any bond, from any court of competent jurisdiction, including, without limitation, injunctive relief to prevent Executive's failure to comply with the terms and conditions of this Paragraph 7.  The one-year period referenced in Paragraph 7(a) and the two-year period referenced in Paragraph 7(d) shall be tolled on a day-for-day basis for each day during which Executive violates, in any respect, the provisions of Paragraphs 7(a) or Paragraph 7(d), as applicable, so that Executive is restricted from engaging in the activities prohibited by such paragraphs for the full duration of the intended period.

         8.       No Conflict With Prior Agreements; Due Authorization.

                  (a)      Executive represents to the Company that neither Executive's execution of this Agreement or commencement of employment hereunder nor the performance of Executive's duties hereunder conflicts with any contractual commitment on Executive's part to any third party.  The Company represents to Executive that it is fully authorized and empowered by all necessary corporate action to enter into this Agreement and that performance of its obligations under this Agreement will not violate any agreement between it and any other person, firm or other entity.

                  (b)      Nothing herein shall be construed to require Executive to use or disclose any information that he is prohibited from using or disclosing as a result of legal or contractual obligations.


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         9.       Miscellaneous.

                  (a)      Survival.  Paragraphs 4(c), 5, 6, 7 and 9 shall survive the termination hereof.

                  (b)      Binding Effect.  Subject to the Executive's rights as set forth in Paragraph 6(e)(vi), this Agreement shall be binding on the Company in accordance with its terms and any person or entity that succeeds to the interest of the Company
(regardless of whether such succession occurs by operation of law) by reason of the sale of all or a portion of the Company's stock, a merger, consolidation, or reorganization involving the Company or a sale of the assets of the business of Company (or portion thereof) in which Executive performs a majority of his services.  This Agreement shall also inure to the benefit of Executive's heirs, executors, administrators and legal representative.

                  (c)      Assignment.  Except as provided under Paragraph 9(b), neither this Agreement nor any of the rights or obligations hereunder shall be assigned or delegated by any party hereto without the prior written consent of the other party.

                  (d)      Entire Agreement.  This Agreement, together with the Schedules attached hereto, constitutes the entire agreement between the parties hereto with respect to the matters referred to herein, and no other agreement, oral or otherwise, shall be binding among the parties unless it is in writing and signed by the party against whom enforcement is sought.  There are no promises, representations, inducements or statements between the parties other than those that are expressly contained herein.
Executive acknowledges that he is entering into this Agreement of his own free will and accord, and with no duress, that he has been represented and fully advised by competent counsel in entering into this Agreement, that he has read it and that he understands it and its legal consequences.  No parole or other evidence may be admitted to alter, modify or construe this Agreement, which may be altered, modified or amended only by a writing signed by the parties hereto.

                  (e)      Severability; Reformation.  In the event that one or more of the provisions of this Agreement shall become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.  In the event that any provision of Paragraph 7 is not enforceable in accordance with its terms, Executive and the Company agree that such provision shall be reformed to make such provision enforceable in a manner which provides the Company the maximum rights permitted at law.

                  (f)      Waiver.  Waiver by any party hereto of any breach or default by the other party of any of the terms of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived.  No waiver of any provision of this Agreement shall be implied from any course of dealing between the parties hereto or from any failure by either party hereto to assert its or his rights hereunder on any occasion or series of occasions.

                  (g)      Notices.  Any notice required or desired to be delivered under this Agreement shall be in writing and shall be delivered personally against receipt, by courier service or by registered mail, return receipt requested, and shall be effective upon actual receipt by the party to which such notice shall be directed, and shall be addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

                  If to the Company, to:

                  SunCom Wireless Management Company, Inc.
                  1100 Cassatt Road
                  Berwyn, PA  19312
                  Phone:  (610) 651-5900
                  FAX:  (610) 722-4288
                  Attention:  Michael E. Kalogris, Chairman & CEO

                  If to Executive, to:

                  Mr. Eric Haskell
                  518 Candace Road
                  Villanova, PA  19085
                  Home Phone:  (610) 527-6547
                  Home FAX:  (610) 520-9223

                  (h)      Headings.  Headings to paragraphs in this Agreement are for the convenience of the parties only and are not intended to be part of or to affect the meaning or interpretation hereof.

                  (i)      Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  (j)      Withholding.  Any payments provided for herein shall be reduced by any amounts required to be withheld by the Company from time to time under applicable Federal, State or local income or employment tax laws or similar statutes or other provisions of law then in effect.

                  (k)      Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania.

                  (l)      Resolution of Disputes.  All disputes, controversies and claims arising in connection with this Agreement that are not settled by agreement between the parties shall be finally settled under the Commercial Arbitration Rules of the
American Arbitration Association ("AAA") in effect from time to time.  A single arbitrator shall be appointed by agreement between the parties or, failing such agreement, by AAA.  The arbitrator may grant any remedy that (s)he deems just and equitable within the scope of this agreement, including specific performance.  The award of the arbitrator shall be final and binding and judgment thereon may be entered in any court having jurisdiction.  The costs and expenses (including reasonable attorneys' fees) of the prevailing party shall be borne and paid by the party that the arbitrator determines is the non-prevailing party.  Notwithstanding the foregoing, the parties agree that prior to the commencement of any arbitration proceedings to resolve any dispute, controversy or claim arising in connection with this Agreement, the parties shall, upon the request of any party, attempt in good faith to resolve such dispute, controversy or claim through non-binding mediation pursuant to the Commercial Mediation Rules of the AAA.
All costs and expenses incurred by Executive in connection with such mediation proceeding (including, without limitation, reasonable attorneys' fees) shall be paid and/or reimbursed by the Company.


                                                       [Signature Page Follows]

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer, and Executive has hereunto set his hand, as of the date first above written, to be effective as of the Commencement Date.


                                                                   EXECUTIVE:


                                                                   /s/ Eric Haskell
                                                                   -------------------------------------
                                                                   Eric Haskell


                                                                   COMPANY:

                                                                   SUNCOM WIRELESS MANAGEMENT COMPANY, INC.


                                                                   By: /s/ Scott Anderson
                                                                       ---------------------------------
                                                                       Scott Anderson
                                                                       Interim Chairman, Board of Directors
                                                                       SunCom Wireless Management Company, Inc.

                                                              SCHEDULE I

                                                                Duties

         As Executive Vice President and Chief Financial Officer of the Company, Executive shall oversee the Company's and the
SunCom Group's financial operations, accounting, treasury, investor relations, cash management, business security, facilities, intercarrier services, human resources and training and legal groups.  Executive shall be responsible for establishing the long term business plans for financial operations, ensuring the business plans support the Company's and the SunCom Group's overall long term business plans.  Executive will ensure that operational focus is continued on efforts to help ensure associate and customer satisfaction while maintaining responsibility to investors.  Executive shall maintain compliance with goals, policies, and objectives established by the Chairman & Chief Executive Officer and the Board of Directors of the Company.

                                                              SCHEDULE II

                                                            Annual Bonuses

         Executive shall be entitled to an Annual Bonus based upon achievement of certain stated objectives established from time to time by the Compensation Committee of the Board of Directors of SunCom Wireless Holdings, Inc.

         The "Bonus Target" for Executive for any year shall be equal to 100% of his Base Salary for that year (as appropriately prorated based upon the portion of the calendar year occurring during the Employment Period).  The amount of Executive's annual bonus shall be calculated by multiplying the Bonus Target by the percentage of the goals associated with that year's bonus Executive achieved during such year.  By way of illustration, if Executive achieves in a given year 50% of the goals associated with that year's annual bonus, he will be entitled to 50% of the Bonus Target; if Executive achieves in a given year 120% of such goals, he will be entitled to 120% of the Bonus Target.


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